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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY



                                                              Jurisdiction of
                     Name                                      Incorporation
--------------------------------------------               ----------------------
Cypher Business Systems, Inc.                              United Kingdom

Platinum Software (Aust.) Pty., Ltd.                       Australia

Platinum Software BVI, Ltd.                                British Virgin Islands

Platinum Software Canada, Ltd.                             Canada

Slatershelfco 173 Limited                                  United Kingdom

Platinum Software Foreign Sales Corporation, Inc.          US Virgin Islands

Platinum Software (Holdings) Limited                       Ireland

Platinum Software (Ireland) Limited                        Ireland

Platinum Software (North Asia) Limited                     Hong Kong

Platinum Software (NZ) Limited                             New Zealand

Platinum Software (UK) Limited                             United Kingdom

Platinum Software Asia Pte                                 Singapore

DataWorks Corporation                                      Delaware

DataWorks International Export Corporation                 Barbados

DataWorks Nederland B.V.                                   Netherlands

DataWorks Nordic A.B.                                      Sweden

DataWorks France S.A.                                      France

DataWorks (Europe) Ltd.                                    United Kingdom